  EXHIBIT 99.2

Premier Biomedical and Advanced Technologies Solutions Form Pain Management Joint Venture to Treat Generalized, Neuropathic and Localized Pain With Natural Cannabis-Based Products

El Paso, Texas, September 15, 2016 -- Premier Biomedical, Inc. (OTCQB: "BIEI") announced today the signing of an agreement forming a joint venture company with Advanced Technologies Solutions (ATS), a San Diego, California enterprise. The joint venture company, Premier Biomedical Pain Management Solutions, LLC, will develop and market natural and cannabis-based generalized, neuropathic, and localized pain relief treatment products. Sales for the initial product, an extended-duration topical patch, are expected in early 2017, with a variety of follow-on opioid-free pain relief products launching soon thereafter. Sample pain management products are being manufactured and will be available in limited quantities beginning next month.

This move solidifies the on-going cooperation between the two companies, and Premier Biomedical’s strategy to focus on two major treatment divisions: 1) Cancer/Neuro-Psychiatric Diseases and 2) Pain Management. ATS owner, Ronald T. LaBorde, will be a member of the Board of Directors of Premier Biomedical Pain Management Solutions, LLC, and will head up its product development and production efforts.

In a related item, Premier Biomedical also announced the appointment of Mr. LaBorde to the Board of Directors of Premier Biomedical, effective immediately.

Ronald T. LaBorde, Owner of Advanced Technologies Solutions, stated, “The Joint Venture between ATS and Premier Biomedical brings together the technology of advanced cannabinoid delivery platforms with the business expertise of a professional business team with a proven professional board of scientific advisors. The mutual end game for both companies is to provide chronic pain sufferers a dependable method of reducing or even ending the dependence on opioid pain medication and all of its myriad side effects for the individual and society. Premier Biomedical Pain Management Solutions does just that with a variety of product solutions for managing pain which we all suffer with day to day. We want to solve that problem with an affordable delivery system that works for extended periods of time.”

William A. Hartman, President and CEO of Premier Biomedical, said, “The formation of Premier Biomedical Pain Management Solutions is a major step forward for Premier Biomedical and perfectly complements our existing R&D programs taking us beyond R&D into a near-term revenue generating position. There is a real synergy between the technologies and capabilities of ATS and Premier Biomedical that will provide a viable pain treatment alternative to opioid-based pain medications and their potential for addiction and death. It is anticipated that the revenue generated by our pain treatment products will partially fund on-going R&D, reducing the dilution associated with borrowing capital.”

For more information please contact:

William A. Hartman

President and CEO

Premier Biomedical Inc.

(724) 633-7033

w.hartman@premierbiomedical.com

http://www.premierbiomedical.com/

Visit Us on Investors Hangout http://investorshangout.com/Premier-Biomedical-Inc-BIEI-88326/

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About Advanced Technologies Solutions

Advanced Technologies Solutions is a San Diego, California based company and a leader in transdermal patch technology for the administration of natural ingredient products to relieve localized and general pain, which has been a focal point for the owner and founder of the company. With 35 plus years of experience in science, engineering and medical diagnostics, ATS brings together aspects of design, natural product formulation, production and automation in the manufacture of pain management devices.

About Premier Biomedical, Inc.

Premier Biomedical, Inc. (OTCQB: BIEI) is a research-based publicly traded company that intends to discover and develop medical treatments for a wide range of diseases in humans. Premier has obtained, via exclusive license agreements, the technology behind three granted US Patents, multiple pending provisional patents, and a PCT Europe National Patent. Founded in 2010, Premier has partnered with the Department of Defense with Center of Expertise at the William Beaumont Army Medical Center and the University of Texas at El Paso (UTEP). The company's R&D efforts are centered in El Paso, TX, and their business offices are in Western Pennsylvania. The Company is a fully-reporting issuer whose common stock trades on the OTCQB marketplace maintained by OTC Markets Group, Inc. under the ticker symbol "BIEI." For more information please visit our website: http://www.premierbiomedical.com/.

Safe Harbor Notice

Certain statements contained herein are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Premier Biomedical, Inc. cautions that statements, and assumptions made in this news release constitute forward-looking statements and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. These statements may address issues that involve significant risks, uncertainties, estimates made by management. Actual results could differ materially from current projections or implied results. Premier Biomedical, Inc. undertakes no obligation to revise these statements following the date of this news release.

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